                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 March 4, 1999
                                 -------------

                         Level 3 Communications, Inc.
             -----------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)

                0-15658                          47-0210602
               ---------                        -------------
         (Commission File Number)  (I.R.S. Employer Identification No.)


                              3555 Farnam Street
                            Omaha, Nebraska  68131
                   -----------------------------------------
                   (Address of principal executive offices)


       Registrant's telephone number, including area code:(402) 536-3677



                                Not Applicable
    -----------------------------------------------------------------------
        (Former name or former address, if changed since last report.)
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Item 5. Other Events.

On March 4, 1999, Level 3 Communications, Inc. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with the representatives named in Schedule I thereto, as the representatives of the several underwriters named in Schedule II thereto, in connection with the offering (the "Offering") of 25,000,000 shares of the Company's common stock, par value $.01 per share, (the "Common Stock"). An additional 3,750,000 shares of Common Stock are subject to an over-allotment option granted to the underwriters in the Underwriting Agreement. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Offering is made pursuant to the Company's Registration Statement on Form S-3 (File No. 333-68887) (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement provides that the Company may from time to time offer its debt and equity securities with an aggregate public offering price of up to $3.5 billion.


Item 7. Financial Statements and Exhibits

     (a) Financial statements of businesses being acquired:
         Not Applicable.

     (b) Pro forma financial information: Not Applicable.

     (c) Exhibits:

     1.1 Underwriting Agreement, dated March 4, 1999, among the Company and with the representatives named in Schedule I thereto, as the representatives of the several underwriters named in Schedule II thereto

     23.1      Consent of PricewaterhouseCoopers LLP

     23.2      Consent of PricewaterhouseCoopers LLP

     99.1      Consent of Philip B. Fletcher

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             LEVEL 3 COMMUNICATIONS, INC.


Dated: March 5, 1999         By: /s/ Neil J. Eckstein
                                -------------------------------
                                 Neil J. Eckstein
                                 Vice President



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